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Exhibit 99.-i(2)

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852

TEL (212) 715-9100                                                47 AVENUE
FAX (212) 715-8000                                                  HOCHE
                                                                 75008 PARIS
                                                                    FRANCE

                               September 25, 2000


ISI Strategy Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

                           Re:   ISI Strategy Fund, Inc.
                                 Post-Effective Amendment No. 4
                                 File No. 333-31137; ICA No. 811-8291
                                 ------------------------------------

Gentlemen:

         We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 4 to Registration Statement No. 333-31137 on Form N-1A.

                                         Very truly yours,

                                         /s/ Kramer Levin Naftalis & Frankel LLP